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                                                                      EXHIBIT 21



                   LIST OF THE SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary (1)                         State/Province of Incorporation
------------------                             -------------------------------

Lance Mfg. LLC                                 North Carolina

Caronuts, Inc.                                 North Carolina

Vista Bakery, Inc.                             North Carolina

South MECKCA, LLC                              Delaware

West MECKCA, LLC                               Delaware

     Norbehouse, LP(2)                         Delaware

         HSW Mortgage Corp. (3)                North Carolina

Cape Cod Potato Chip Company, Inc.             Massachusetts

Lanhold Investments, Inc.                      Delaware

     Tamming Foods Ltd. (4)                    Ontario

     Lanfin Investments Inc. (4)               Ontario

     Foodpack Systems Ltd. (4)                 Ontario



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(1)      Each subsidiary does business under only its corporate name.
(2)      Subsidiary of South MECKCA, LLC and West MECKCA, LLC.
(3)      Subsidiary of Norbehouse, L.P.
(4)      Subsidiary of Lanhold Investments, Inc.